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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company


Allegiance Telecom International, Inc.                                 Delaware

Allegiance Telecom of District of Columbia, Inc.                       Delaware

Allegiance Telecom of California, Inc.                                 Delaware

Allegiance Telecom of Florida, Inc.                                    Delaware

Allegiance Telecom of Georgia, Inc.                                    Delaware

Allegiance Telecom of Illinois, Inc.                                   Delaware

Allegiance Telecom of Maryland, Inc.                                   Delaware

Allegiance Telecom of Massachusetts, Inc.                              Delaware

Allegiance Telecom of Michigan, Inc.                                   Delaware

Allegiance Telecom of New Jersey, Inc.                                 Delaware

Allegiance Telecom of New York, Inc.                                   Delaware

Allegiance Telecom of Pennsylvania, Inc.                               Delaware

Allegiance Telecom of Texas, Inc.                                      Delaware

Allegiance Telecom of Virginia, Inc.                                   Virginia

Allegiance Telecom of Washington, Inc.                                 Delaware

Allegiance Telecom Service Corporation                                 Delaware